NATDOCS\87716090\V-1 f Royal Bank of Canada 20 King Street West, Main Floor Toronto, ON M5H 1C4 Tel: (416) 974-0076 Fax: (416) 974-3456 PRIVATE AND CONFIDENTIAL June 13, 2024 as amended and restated as of June 25, 2025 GIRLS LIKE GIRLS FILM INC. 460 Doyle Avenue Kelowna, BC V1YOC2 Attention: Re: Royal Bank of Canada Demand Credit Facility in favour of GIRLS LIKE GIRLS FILM INC. in connection with the interim financing of the film presently entitled “Girls Like Girls” (the “Production”) Dear Sirs: We are pleased to offer the credit facilities described below (the “Credit Facilities”), subject to the terms and conditions set forth herein. 1. DEFINITIONS AND SCHEDULES The attached schedules are incorporated into this agreement by reference. Schedule “A” contains definitions of capitalized terms used and not otherwise defined in this agreement. Unless otherwise provided, all dollar amounts are in Canadian currency and accounting terms are to be interpreted in accordance with GAAP. LENDER Royal Bank of Canada (the “Bank”) BORROWER GIRLS LIKE GIRLS FILM INC. (the “Borrower”) GUARANTORS CR8IV DNA Inc. and GLG Films LLC (the “US Guarantors”) CR8IV DNA Films Inc. (“Canadian Guarantor”, and together with the US Guarantors, “Guarantors”) LENDER Royal Bank of Canada (the “Bank”) 2. CREDIT FACILITY Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 2 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 A. PRIMARY FACILITIES Facility (1): $6,135,000 demand production financing facility by way of RBP based loans (“RBP Loans”) Facility (2): $427,000.00 demand reducing interest reserve facility related to Facility 1 by way of RBP Loans (the “Reserve Amount”) Each use of the Credit Facilities is a “Borrowing” and all such usages outstanding at any time are “Borrowings”. Schedule “B” is the form of Drawdown Request Certificate to be signed by the Borrower and Guarantors prior to all requests for a Borrowing. All drawdown requests shall be made on not less than one (1) Business Day’s notice to the Bank. B. FOREIGN EXCHANGE LINE OF CREDIT At the Borrower's request the Bank may make available to the Borrower, a Foreign Exchange Line of Credit ("FECL") from time to time, in an amount up to an aggregate of $600,000.00 (the "FECL Funds"). The Bank makes no commitment to advance any FECL Funds and may at any time in its sole discretion decline to advance any FECL Funds. FECL will be governed by the terms and conditions set forth in the FECL Schedule attached as Schedule "F" hereto. 3. PURPOSE Facility (1): To interim finance certain receivables derived from the Production and exploitation of the Production. Facility (2): Interest reserve to pay up to that amount of interest due under Facility (1). 4. AVAILABILITY Facility (1) The Borrower may borrow and repay provided the aggregate Borrowings outstanding must not exceed at any time the lesser of (1) $6,562,000.00 and (2) the aggregate of the following items relating to the Production, less Potential Prior-Ranking Claims (the “Facility (1a) Borrowing Limit”): (a) up to 90% of the Canadian Film or Video Production Tax Credit and/or Canadian Film or Video Production Services Tax Credit, as applicable, relating to the Production (the “Federal Tax Credit”); (b) up to 90% of the British Columbia Production Services Tax Credit, relating to the Production (the “British Columbia Tax Credit”); and (c) up to 100% of the unpaid sums due from Focus Features, LLC (“Focus Features”) relating to the Production. provided that, at all times, the total of all Borrowings outstanding under Facilities (1) and (2) and (3), the unpaid costs (accounts payable) and the costs necessary to complete the Production Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 3 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 (less deferrals) cannot exceed the total of outstanding balances on accounts receivable for the Production set out in Schedule “C”. Facility (2) Borrowings will be advanced monthly on the account of the Borrower at such time as interest is due and payable to the Bank in respect of Facility (1). In the event that Facility (2) is insufficient to satisfy the Borrower’s interest payment obligations hereunder, or has otherwise been depleted, the Bank may draw such amounts of interest coming due and payable from any accounts held by the Borrower with the Bank so as to enable the Borrower to meet its interest and other obligations hereunder, and the Bank shall notify the Borrower after making such draw. The Borrower’s obligation to pay interest and other fees as and when due hereunder shall continue regardless of the amount of Facility (2). If there are any changes to the Production cashflow provided to the Bank by the Borrower, the Bank may adjust the amount of the facility accordingly. All Facilities Facilities (1) and (2) and are made available at the sole discretion of the Bank who may cancel any undrawn portion of these facilities at any time and from time to time without notice or demand. 5. INTERIM ADVANCE Facility (1) An interim advance of up to $1,518,750 less the appropriate Reserve Amount, shall be permitted under Facility (1) upon satisfaction of all conditions precedent described in Part 1 of Section 12, below, and upon receipt by the Bank of the security described in Part 1 of Section 13, below. 6. REPAYMENT All Facilities Notwithstanding compliance with the covenants and all other terms and conditions of this agreement, and regardless of the maturities of any outstanding instruments or contracts, Borrowings are repayable on demand. Until the Borrower has repaid the Indebtedness in full in accordance with the terms and conditions hereof, all amounts paid to the Bank by the Borrower or any other person on the Borrower's behalf, including, without limitation, the Assigned Amounts, shall be applied by the Bank to reduce the Indebtedness in the following priority: first, to amounts payable to the Bank in reimbursement of its costs, expenses and fees, including, without limitation, enforcement costs and all legal expenses, to the extent the same are not duly and timely paid to the Bank as required under this Agreement; second, to pay all interest payable hereunder; third, to repayment of the unpaid principal amount of all Borrowings; and last, to repayment of any other Indebtedness. Upon repayment in full of the Indebtedness, the Bank shall remit all amounts in excess of the Indebtedness received by the Bank with respect to the Production to the Borrower or to such other person as the Borrower may designate in writing. The Borrower indemnifies and holds the Bank harmless from and against all costs, claims, losses, damages, expenses and liabilities of any nature whatsoever (including, without limitation, all legal fees, costs and expenses) sustained or incurred by the Bank as a consequence of remitting such excess to the Borrower or to such other person as the Borrower may designate in writing. The Borrower shall make all payments necessary to ensure that outstanding Borrowings under Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 4 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 these Credit Facilities do not exceed the reducing amount available at any time. Notwithstanding and without limiting the demand nature of the Credit Facilities, all amounts outstanding under Facilities (1) and (2) shall be fully repaid by April 30, 2025 (the “Maturity Date”). 7. INTEREST RATES AND FEES All Facilities RBP Loans: RBP plus 1.25% per annum. Interest Reserve The Reserve Amount will be reserved by the Bank under Facility (2) for the purpose of paying up to that amount of interest due hereunder together with any other fees not otherwise set out herein. Reserve Amounts will be advanced monthly on the account of the Borrower at such time as interest is due and payable to the Bank. In the event that the Reserve Amount is insufficient to satisfy the Borrower’s interest payment obligations hereunder, or has otherwise been depleted, the Bank may draw such amounts of interest coming due and payable from any accounts held by the Borrower with the Bank so as to enable the Borrower to meet its interest and other obligations hereunder. The Borrower’s obligation to pay interest and other fees as and when due hereunder shall continue regardless of the amount of the Reserve Amount. If there are any changes to the Production cashflow provided to the Bank by the Borrower, the Bank may adjust the Reserve Amount accordingly. Arrangement Fee An arrangement fee of $10,000 is payable by the Borrower upon its acceptance of this agreement. This fee is non-refundable and is deemed to be earned by the Bank upon acceptance of this agreement to compensate for time, effort and expense incurred by the Bank in approving these facilities. 8. CALCULATION AND PAYMENT OF INTEREST AND FEES RBP Loans The Borrower shall pay interest on each RBP Loan, monthly in arrears, on the 26th day of each month, or when Borrowings become due and payable in full or are repaid or such other date as may be agreed upon between the Bank and the Borrower. Such interest will be calculated monthly and will accrue daily on the basis of the actual number of days elapsed and a year of 365 days. Limit on Interest The Borrower shall not be obligated to pay any interest, fees or costs under or in connection with this agreement in excess of what is permitted by law. Overdue Payments Any amount that is not paid when due hereunder shall, unless interest is otherwise payable in respect thereof in accordance with the terms of this agreement or the instrument or contract governing same, bear interest until paid at the rate of RBP plus 5% per annum. Equivalent Yearly Rates: The annual rates of interest or fees to which the rates calculated in accordance with this agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365. Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 5 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 Time and Place of Payment: Amounts payable by the Borrower hereunder shall be paid at the Branch of Account in immediately available funds in the applicable currency. Amounts due on a day other than a Business Day shall be deemed to be due on the next Business Day. Interest and fees payable under this agreement are payable both before and after any or all of default, demand and judgement. 9. DRAWDOWNS All drawdown requests made by the Borrower under these Credit Facilities shall be made on not less than one (1) Business Day’s notice to the Bank for Bank consideration. Each drawdown request shall be in the form attached hereto as Schedule “B”. 10. EVIDENCE OF INDEBTEDNESS The Bank shall open and maintain at the Branch of Account accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of each Borrowing, the payment of principal and interest and all other amounts becoming due to the Bank under this agreement. The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement. The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable by the Borrower to the Bank pursuant to this agreement. 11. MARGIN Upon satisfaction of terms and conditions set out in this agreement: (a) the Federal Tax Credit will be margined at ninety percent (90%) of the Borrower’s estimate of the Federal Tax Credit amount, as supported by the Third Party Estimate; and (b) the British Columbia Tax Credit will be margined at ninety percent (90%) of the Borrower’s estimate of the British Columbia Tax Credit, as supported by the Third Party Estimate. 12. CONDITIONS PRECEDENT The availability of any Borrowing is conditional upon the receipt of: Part 1- Interim Advance (a) a duly executed copy of this agreement; (b) the security in form and substance satisfactory to the Bank, which shall have been duly registered in all appropriate jurisdictions and offices in order to perfect and maintain the security created thereby and such certificates, authorizations, resolutions, legal opinions, and title reports or opinions as the Bank may reasonably require; (c) evidence satisfactory to the Bank of the registration and perfection of all security Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 6 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 interests and interests in copyright in first priority in all jurisdictions deemed necessary by the Bank in its sole discretion; (d) such financial and other information or documents relating to the Borrower or the Guarantors as the Bank may reasonably require; (e) delivery to the Bank of a consent to communicate with certain third parties, in the form attached hereto as Schedule “D”; (f) delivery to the Bank of a drawdown certificate (the “Drawdown Certificate”), substantially in the form attached hereto as Schedule “B”, signed by the Borrower; (g) a production composite insurance policy for the Production in an amount considered reasonable by the industry for the activities of the Borrower, including, abandonment and essential element insurance, if applicable, naming the Bank as additional insured and which provides that the insurance evidenced by such certificate may not be cancelled or amended without 30 days prior notice to the Bank; (h) a certificate for the commercial general liability insurance for the Borrower in an amount considered reasonable by the industry for similar productions naming the Bank as additional insured and which provides that the insurance evidenced by such certificate may not be cancelled or amended without 30 days’ prior notice to the Bank; (i) evidence to the Bank that the Budget for the Production is financed by sources acceptable to the Bank; (j) receipt by the Bank of executed short form (or long form, if available) financing agreements, the distribution agreement with Focus Features, LLC (“Focus Features”), production documents, underlying agreements and rights agreement relating to the Production, in form and substance satisfactory to the Bank; (k) receipt by the Bank of an updated cost report prior to any advance of funds evidencing the Production is on budget; (l) receipt by the Bank of payroll reports to be provided in support of each Drawdown Certificate. Reports must indicate total and detailed Provincial and Federal labour costs covering the period being claimed and the resulting of tax credits as well as detailed total to date Provincial and Federal labour costs covering the entire Production being claimed during the current fiscal year and the resulting tax credits earned by the Borrower; (m) receipt by the Bank of a Borrowing Limit Report, which is required with each draw request to support the Drawdown Certificate and must be prepared by the production manager/accountant; (n) a copy of the production services agreement between the Borrower and GLG Films LLC (“GLG LLC”); (o) a copy of the CAVCO Official Designee Affidavit signed by GLG LLC, as copyright owner of the Production; Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 7 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 (p) receipt by the Bank of the following items, all in form and substance satisfactory to the Bank, relating to the Production: (1) the Third Party Estimate; (2) chain of title documents for the Production; (3) the Budget; (q) Bank to be satisfied that there will be no withholding tax deducted from payments owing under the distribution agreement with the Focus Features. Borrower shall provide an opinion letter from an accountant in the Unites States, confirming there is not expected to be any withholding tax applied to the Focus Features minimum guarantee based on the existing structure. The tax opinion letter is to be provided by a CPA who specializes in cross border tax; (r) receipt by Bank of a confirmation from Film Finances, Inc.(“FFI”) satisfactory to the in connection to the “Strike Price” to be included in the Completion Guarantee to be issued to the Bank on closing by FFI; (s) confirmation on currency hedge rate not less than 1.355; (t) such other agreements, certificates or documents as the Bank or its legal counsel may reasonably require; Part 2 – Borrowing other than the Interim Advance (u) all condition precedent for the Interim Advance; (v) receipt by the Bank of a Completion Guarantee, in form and substance satisfactory to the Bank (including without limitation, with respect to the “Strike Price” set out therein), issued by FFI in favour of Bank; (w) receipt by the Bank of a loss payee endorsement, in form and substance satisfactory to the Bank issued by the re-insurer of FFI; (x) legal opinions from law firms acceptable to the Bank with respect to various matters including, without limitation: (1) a legal opinion from counsel to the Borrower and the Canadian Guarantor regarding each entity’s respective status and capacity to perform the obligations described hereunder and under the security documents provided for herein; and (y) officer’s certificates, including authorizing resolutions, from each of the US Guarantors; (z) chain of title letter delivered to CAVCO in respect of the Production; (aa) errors and omissions insurance for the Production in an amount considered reasonable by the industry for similar productions (the “E&O Policy”) naming the Bank as additional insured and which provides that the insurance evidenced by such certificate may not be Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 8 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 cancelled or amended without 30 days prior notice to the Bank, such certificate is to be delivered to the Bank, as soon as practicable and in any event 90 days prior to the first broadcast or public exhibition of the Production; and (bb) delivery to the Bank of a drawdown certificate, substantially in the form attached hereto as Schedule “B”, signed by the Borrower; and (cc) such other agreements, certificates or documents as the Bank or its legal counsel may reasonably require. 13. SECURITY The Bank shall be provided with the following as security for the Borrowings and all other obligations of the Borrower and the Guarantors to the Bank: Part 1- Interim Advance (a) a general security agreement given by the Borrower in favour of the Bank, in the Bank’s standard form, constituting a first ranking security interest in all personal property of the Borrower; (b) a film production security agreement signed by the Borrower, constituting (i) a first ranking security interest in favour of the Bank in all of the Borrower’s present and after- acquired assets and personal property, including, without limitation, all of the Borrower’s right, title and interest in and to (x) all tangible and intangible elements of the Production, including, without limitation, copyright and all other rights, (y) all accounts receivable owing to the Borrower, and (z) the Borrower’s Tax Credits, and (ii) an assignment of (y) all accounts receivable owing to the Borrower, and (z) the Borrower’s Tax Credits; (c) a guarantee and postponement of claim on the Bank’s form 812 signed by the Canadian Guarantor in respect of certain obligations of the Borrower; (d) a general Security Agreement issued by the Canadian Guarantor in favour of the Bank; (e) a guarantee and postponement of claim on the Bank’s form 812 signed by CR8IV DNA Inc. in favour of the Bank in respect of Borrower; (f) a guarantee and postponement of claim on the Bank’s form 812 signed by GLG Films LLC in favour of the Bank in respect of Borrower; (g) a copyright mortgage issued by GLG Films LLC in favour of the Bank; (h) US Guaranty issued by US Guarantors in favour of the Bank in respect of Borrower; (i) US Security Agreement issued by US Guarantors in favour of the Bank; (j) directions to the applicable tax authorities signed by the Borrower directing payment to the Bank of the proceeds of the Tax Credits owing to the Borrower; (k) a CRA form AUT-01 (Authorize a Representative) signed by the Borrower in favour of the Bank; Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 9 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 (l) a CRA form RC-366 (Direct Deposit for Corporations) signed by the Borrower and directing the CRA to remit the proceeds of the Borrower’s Tax Credits to a deposit account designated by the Bank; (m) confirmation that the Borrower has enrolled on-line with the CRA for direct deposit of their respective tax refunds into the RBC Collection Account for the Production or an undertaking that Borrower will do so; Part 2 – Borrowing other than the Interim Advance (n) all security required for the Interim Advance; (o) receipt by the Bank of a foreign exchange guarantee from Export Development Canada (“EDC”) for 100% of the FECL amount ($600k), which the Bank will manage with EDC; (p) a pledge, in favour of the Bank, by each laboratory or other production or post- production facility that will at any time be in possession of any part of the collateral in the Production in which the Bank has acquired its security interest in accordance herewith, to be signed by the Borrower; (q) for the Production, an assignment and direction agreement, notice and direction, interparty agreement or similar document acceptable to the Bank (each an “A&D”) in respect of each Counterparty, as required; and (r) such other security, agreements or documentation as the Bank or its legal counsel may require, including, but not limited to, subordination agreements, certificates, resolutions and legal opinions. 14. REPRESENTATIONS AND WARRANTIES Each of the Credit Parties represents and warrants to the Bank, which representations and warranties are repeated as of the time of each Borrowing hereunder, that: (a) it is a corporation duly incorporated and validly existing in its jurisdiction of incorporation and duly registered or qualified to carry on business in all jurisdictions where it carries on business, including, without limitation, in respect of the Borrower and the Canadian Guarantor the Province of British Columbia; (b) the execution, delivery and performance by it of this agreement and the security provided for herein have been duly authorized by all necessary actions and do not violate its constating documents or any Applicable Laws or agreements to which it is subject or by which it is bound; (c) no event has occurred which constitutes, or which with the giving of notice, lapse of time, or both, or the satisfaction of any other condition, would constitute, a breach of any covenant or other term or condition of this agreement or any security agreement given in connection herewith; (d) all information, financial or otherwise, supplied to the Bank prior to the date hereof was true and correct in all material respects and did not, in each case, at the time of its Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 10 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 delivery, knowingly contain any untrue statement of a material fact or any omission to state a material fact necessary in order to make any statement therein not misleading in light of the circumstances in which it was made and since the date of the last financial statements, no material adverse change in connection with such information has occurred; (e) except as disclosed in writing to the Bank, there is no court, administrative, regulatory or similarly proceeding (whether civil, quasi-criminal, or criminal); arbitration or other dispute settlement procedure; investigation or enquiry by any governmental body; or any similar matter or proceeding (collectively, “proceedings”) against or involving it (whether in progress or threatened) which, if determined adversely to it (as applicable) would materially adversely affect its business, property, financial condition or prospects or its ability to perform any of the provisions of this agreement or any Security or which purports to affect the legality, validity and enforceability of this agreement or any Security; no event has occurred which might give rise to any proceedings and there is no judgment, decree, injunction, rule or order of any governmental body outstanding against it which has or may have a material adverse effect on its business, property, financial condition or prospects; (f) the Borrower is the owner of all of the property, rights and assets to be charged pursuant to the security contemplated hereby, free and clear of any mortgages, liens, encumbrances, charges and claims other than those which have been, or will be prior to the initial advance, subordinated and postponed in favour of the Bank; (g) the Borrower has complied with all requirements for the Tax Credits and the applications therefore are true and correct in all respects based on the Borrower’s calculations, the Tax Credits shall be in the amount set forth in Schedule “C”; (h) the Borrower owns or controls all of the rights necessary to produce and exploit the Production pursuant to the financing agreements; (i) up to and including the date hereof, it has: (1) delivered or caused to be delivered all necessary income tax returns, sales and value-added tax returns and other tax returns to the appropriate governmental body; (2) withheld and collected all taxes required to be withheld and collected by it and remitted such taxes to the appropriate governmental body; and (3) paid and discharged all obligations incidental to any trust imposed upon it by statute which, if unpaid, might become a lien upon any of its assets or property, and no assessment, appeal or claim is, as far as it is aware, being asserted or processed with respect to such claim, taxes or obligations; (j) it has paid or remitted all amounts, the non-payment of which could result in Potential Prior-Ranking Claims; (k) it has complied with all terms of each of the financing agreements and any other agreements pertaining to the Production to date and are not in default of any of the Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 11 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 terms thereto; (l) the Production as produced: (1) will be original and will not violate or infringe the copyright or any other rights of any other person; (2) will be produced and duly and timely delivered to the Counterparties in accordance with the specifications and requirements of the financing agreements, as required; and (3) will conform to the approved Budget and production schedule, as approved by all parties having rights of approval; and (m) the description of the receivables annexed hereto as Schedule “C” is accurate as of the date hereof. 15. REPORTING COVENANTS Each of the Credit Parties covenants and agrees with the Bank, while this agreement is in effect, to provide the Bank with: (a) in the case of the Borrower only, production cost reports, trial balances, status reports and such other information with respect to the Production, as the Bank may require, from time to time, bi-weekly during principal photography (within 10 days) and monthly thereafter (within 30 days of month end); (b) in the case of the Borrower only, a copy of the audited cost report for the Production within 120 days of the completion of the Production; (c) in the case of the Borrower only, annually, a copy of all applicable filings relating to the Tax Credits within five (5) days of their filing which shall be done within 120 days of its fiscal year end; (d) in the case of the Borrower and Guarantors, annually, within 120 days of its fiscal year end, a copy of its non-consolidated compilation engagement financial statements; (e) in the case of the Borrower and Guarantors, annually, within 120 days of its fiscal year end, a copy of the non-consolidated company prepared financial statements submitted (or intended to be submitted) to the CRA with its T2 tax return; (f) notice of the date upon which principal photography for the Production is completed, the date upon which post-production is commenced and completed and, if required, the date upon which the Production is delivered to each of the Counterparties; and (g) such other financial and operating statements and reports as and when the Bank may reasonably require. 16. COVENANTS Each of the Credit Parties covenants and agrees with the Bank, while this agreement is in effect or any Borrowings are outstanding: Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 12 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 (a) to maintain its corporate existence and comply with all Applicable Laws in any jurisdiction in which it carries on business or owns tangible or intangible property; (b) to ensure that the cost of the Production does not exceed 105% of the Budget as reported on each cost report provided to the Bank whether with each drawdown or as per the requirements of Section 15. (c) to pay all sums of money when due by it under this agreement; (d) to provide the Bank with prompt written notice of any event which constitutes, or which, with the giving of notice, lapse of time, or both, or the satisfaction of any other condition, would constitute a breach of any covenant or any other term or condition of this agreement or any security agreement given in connection herewith; (e) to give the Bank 30 days’ prior notice in writing of any intended change in the ownership of the Borrower’s shares or in the name of the Borrower, as applicable; (f) to insure and to keep fully insured all its property and assets against such perils and in such manner as would be customarily insured by companies carrying on a similar business or owning similar assets, on an “all risks” basis; (g) to file all material tax returns which are to be filed by it from time to time, and in the case of the Borrower no later than 120 days within its financial year end, to pay or make provision for payment of all taxes (including interest and penalties) and Potential Prior- Ranking Claims which are or will become due and payable by it, and to provide adequate reserves for the payment of any tax, the payment of which is being contested; (h) to do, observe and perform all of its respective obligations and do all matters and things necessary or expedient to be done, preserved or performed under or by virtue of any agreement pertaining to the Production including, the agreements assigned hereunder, and with respect to the Tax Credits, including provision to the Bank of a copy of all applicable filings within 120 days of the Borrower’s fiscal year end; (i) to comply in all material respects with all Applicable Laws; (j) not to grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest or other encumbrance affecting any of its properties, assets or other rights; (k) not to, without the prior written consent of the Bank, sell, transfer, convey, lease or otherwise dispose of any part of its properties or assets other than in the ordinary course of business and on commercially reasonable terms; (l) not to, without the prior written consent of the Bank, merge, amalgamate, consolidate or otherwise enter into any other form of business combination with any other Person; (m) to provide the Bank with prompt written notice of any non-compliance by a Credit Party with any environmental laws or any release from the land of a Credit Party of a contaminant into the natural environment; Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 13 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 (n) to permit the Bank or its representatives, at the Borrower’s expense, to visit and inspect the Credit Parties’ premises, properties and assets and examine and make copies of the Credit Parties’ records or other information and discuss the Credit Parties’ affairs with the auditors, counsel and other professional advisers of the Credit Parties; (o) to furnish the Bank with such Production cost statements, trial balances, status reports and such other information with respect to the Production, as the Bank requires from time to time, bi-weekly during principal photography monthly thereafter; (p) to advise the Bank, in writing, of any proceedings or litigation against a Credit Party, any adverse change in their respective financial position or operations, any breach of any agreement pertaining to the Production or any event which would affect the Production or the Bank’s ability to be repaid hereunder; (q) not to amend or permit the amendment of any of the material contracts pertaining to the Production or exploitation of the Production which have an impact on the reimbursement of the Credit Facilities without the prior written consent of the Bank; (r) to advise the Bank as to the date upon which principal photography for the Production is completed, the date upon with post-production is commenced and completed and, if required, the date upon with the Production is delivered to each of the Counterparties. (s) to produce the Production strictly in accordance with the provisions of agreements provided to the Bank, including, without limitation, the financing agreements and the Tax Credits; (t) to provide the Bank with copies of the CAVCO Part A certificate and the Creative BC certificate of eligibility for the Production forthwith upon receipt of same; (u) the Borrower and the Guarantor undertake to fund from sources other than the Credit Facilities: (i) any interest expense in excess of the Interest Reserve; and (ii) any budget overages of the Production; (v) each Credit Part listed as a named insured on the E&O Policy: (i) comply with the Clearance Procedures, including those Clearance Procedures relating to the music rights in the Production and the use of the title of the Production; (ii) comply with the Clearance Procedures throughout all stages of pre-production, production and post- production for the Production; (iii) to use its reasonable efforts to ensure that any and all riders noting any restrictions, reservations and limitations on said insurance coverage, other than customary exclusions ordinarily contained in the E&O Policy, are removed from the policy with respect to the Production as soon as possible and in no event no later than the first public screening, broadcast or other exhibition of any episode of the Production; (iv) to use its reasonable efforts to ensure that the certificate of errors and omissions insurance shall indicate that there are no riders noting any restrictions, reservations or limitations on the E&O Policy; and (v) deliver the certificate to the Bank, as soon as practicable and in any event 90 days prior to the first broadcast or public exhibition of the Production; (w) to include on every invoice for payment issued by a Credit Party to any such Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 14 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 Counterparty of the Credit Party to pay all sums owed to the Credit Party pursuant to such invoice directly to the Bank, as required; Nothing contained in the foregoing Covenants section shall limit any right of the Bank under this agreement to terminate or demand payment of, or cancel or restrict availability of any unutilized portion of, any demand or other discretionary facility made available under this agreement. 17. INDEMNITY The Borrower and the Guarantor jointly and severally indemnify and hold the Bank harmless from and against all losses, damages, expenses and liabilities of any nature whatsoever (including legal fees on a solicitor and client/substantial indemnity basis) sustained or incurred by the Bank as a consequence of (1) any breach by a Credit Party under this agreement or the Bank’s security, (2) any environmental activity relating to a Credit Party or its business or assets or non-compliance by a Credit Party with any environmental laws, or (3) the Bank acting upon instructions given or agreements made over the telephone or by electronic transmission of any type with Persons reasonably believed by the Bank to have been acting on the Borrower's behalf. 18. SUCCESSORS AND ASSIGNS This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns. The Bank may assign all or any portion of its rights and obligations under this agreement to any Person (an “Assignee”). The Borrower and the Guarantor hereby consent to any such assignment or transfer. The rights and obligations of the Borrower or the Guarantor under this agreement may not be assigned without the prior written consent of the Bank. The Bank may disclose to potential or actual Assignees such confidential information regarding the Borrower or the Guarantor (including any such information provided by the Borrower or the Guarantor to the Bank) as the Bank considers necessary or desirable and shall not be liable to the Borrower or the Guarantor for any such disclosure. 19. GENERAL (a) Expenses The Borrower and/or the Guarantor agree to pay all fees (including legal fees on a solicitor and client/substantial indemnity basis) incurred by the Bank in connection with the preparation, negotiation and documentation of this agreement and the security provided for herein and the operation or enforcement of this agreement and the security provided for herein. (b) Review The Bank may conduct periodic reviews of the affairs of the Credit Parties, as and when determined by the Bank and advised to the Credit Parties, for the purpose of evaluating the financial condition of the Credit Parties. The Credit Parties shall make available to the Bank such financial statements and other information and documentation as the Bank may reasonably require and shall do all things reasonably necessary to facilitate such review by the Bank. (c) Potential Prior Ranking Claim Each Credit Party hereby grants consent (such grant to remain in force as long as this Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 15 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 agreement is in effect or any Borrowings are outstanding) to any Person having information relating to any Potential Prior-Ranking Claim (arising by any law, statute, regulation or otherwise and including, without limitation, claims by or on behalf of governments) to release such information to the Bank at any time upon its written request for the purpose of assisting the Bank to evaluate the financial condition of the Credit Parties. (d) BLIP Insurance The Borrower confirms election to waive its right to apply for life insurance coverage under the Bank’s Business Loan Insurance Plan with respect to all eligible individuals (key persons/guarantors/endorsers) for any part of the Credit Facilities. (e) Notices Any notice or demand to be given to or made upon any party hereunder shall be given or made in writing by telecopier or letter addressed to such party at such address as such party shall advise in writing from time to time or, if no such advice is given, at the last known address for such party. A telecopier communication shall be deemed received on the date of transmission, provided such transmission is received prior to 3:00 p.m. on a Business Day, and otherwise on the next Business Day. A letter shall be deemed received when hand-delivered to the receiving party, or, if sent by prepaid registered mail, on the fifth Business Day following the date of mailing. (f) Set Off The Bank is authorized, but not obligated, at any time, to apply any credit balance, whether or not then due, to which the Borrower is entitled on any account in any currency at any branch or office of the Bank in or towards satisfaction of the obligations of the Borrower due to the Bank under this agreement. The Bank is authorized to use any such credit balance to buy such other currencies as may be necessary to effect such application. (g) Non-Merger The provisions of this agreement shall not merge with any security provided to the Bank, but shall continue in full force for the benefit of the parties hereto. (h) Amendments and Waivers No amendment or waiver of any provision of this agreement will be effective unless it is in writing signed by the Borrower and the Bank. No failure or delay, on the part of the Bank, in exercising any right or power hereunder shall operate as a waiver thereof. The Guarantor agrees to be bound by any amendment or waiver of any provision of this agreement made with the agreement of the Borrower at any time, whether or not notice thereof is given to the Guarantor. (i) Further Assurances The Borrower shall, from time to time, promptly upon the request of the Bank, take such action and execute and deliver such further documents as shall be reasonably required in order to fully perform the terms of and give effect to this agreement. (j) Severability If any provision of this agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions of this agreement. Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 16 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 (k) Gross-Up All payments to be made by the Borrower or the Guarantor hereunder shall be made without set-off or counterclaim and without any deduction or withholding whatsoever. If the Borrower or the Guarantor is obliged by law to make any deduction or withholding from any such payment, the amount due from the Borrower or the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives a net amount equal to the amount the Bank would have received had no such deduction or withholding been required to be made. (l) Judgement Currency If for the purpose of obtaining judgement in any court in any jurisdiction with respect to this agreement, it is necessary to convert into the currency of such jurisdiction (the “Judgement Currency”) any amount due hereunder in any currency other than the Judgement Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgement is given. For this purpose “rate of exchange” means the rate at which the Bank would, on the relevant date, be prepared to sell a similar amount of such currency in the Toronto foreign exchange market, against the Judgement Currency, in accordance with normal banking procedures. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which judgement is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts as may be necessary to ensure that the amount paid on such date is the amount in the Judgement Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this agreement in such other currency together with interest at RBP and expenses (including legal fees on a solicitor and client/substantial indemnity basis). Any additional amount due from the Borrower under this section will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this agreement. (m) Governing Law This agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and of Canada applicable therein. (n) Submission to Jurisdiction The Borrower and the Guarantor irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario and acknowledge the competence of such courts and irrevocably agree to be bound by a judgement of any such court. (o) Whole Agreement This agreement, the security and any other written agreement delivered pursuant to or referred to in this agreement constitute the whole and entire agreement between the parties in respect of the Credit Facilities. There are no verbal agreements, undertakings or representations in connection with the Credit Facilities. (p) Credits Subject to broadcaster approval, the Borrower and the Guarantor agree to name the Bank in the closing credits of all copies of the Production, as follows: “Interim financing provided by Royal Bank of Canada – Media & Entertainment Team”. (q) Consent to Communicate: Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Page 17 June 13, 2024 as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 The Borrower and the Guarantor hereby irrevocably authorizes the Bank to communicate with any Counterparty directly regarding the development, production, exploitation and financing of the Production. The Borrower and the Guarantor hereby authorizes each of the Counterparties to provide the Bank with any information, including, without limitation, any personal and/or confidential information relating to the Borrower and the Guarantor, its principals, affiliates and subsidiaries, and the Production, that the Bank may request from time to time. (r) Joint and Several Where more than one Person is liable as Borrower or the Guarantor for any obligation under this agreement, then the liability of each such Person for such obligation is joint and several with each other such Person. (s) Time Time shall be of the essence in all provisions of this agreement. (t) Acceptance This offer is open for acceptance until the close of business at the Branch of Account on June 28, 2025, after which date it will be null and void, unless extended in writing by the Bank. This agreement may be executed and delivered by facsimile, including, without limitation, by facsimile transmission or by electronic delivery in portable document format (“.pdf”) or tagged image file format (“.tif”), shall be equally effective as delivery of a manually executed thereof. Any party delivering this agreement by facsimile shall also deliver a manually executed agreement thereof, but failure to do so shall not affect the validity, enforceability or binding effect of this agreement. [signature pages follow] Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Bank Signature Page June 13, 2024, as amended and restated as of June 25, 2025 NATDOCS\87716090\V-1 Please confirm your acceptance of this agreement by signing the attached copy of this letter in the space provided below and returning it to the undersigned. Yours truly ROYAL BANK OF CANADA By:_______________________________ Name: Alicia Petrusa Title: Senior Relationship Manager [Credit Parties’ signature page follows] Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Docusign Envelope ID: 5AA85B45-051C-416E-B730-32A0BEE167E3

Girls Like Girls Inc. Credit Parties' Signature Page June 13, 2024,
as amended and restated as of June 25, 2025

I/We acknowledge and accept the foregoing terms and conditions as of June 25, 2025.

GIRLS LIKE GIRLS FILM INC.

DocuSigned by:
By: Jason Moring
AF540B95A240455...
Name: Jason Moring
Title: Director

Signed by:
By: Michael Philip
09882569B50E4F4...
Name: Michael Philip
Title: Director

I/We acknowledge and accept the foregoing terms and conditions as of June 25, 2025.

GLG Films LLC

Signed by:
By: Michael Philip
09882569B50E4F4...
Name: Michael Philip
Title: Managing Member

CR8IV DNA Inc.

Signed by:
By: Michael Philip
09882569B50E4F4...
Name: Michael Philip
Title: Director

CR8IV DNA Films Inc.

DocuSigned by:
By: Jason Moring
AF540B95A240455...
Name: Jason Moring
Title: Director

Signed by:
By: Michael Philip
09882569B50E4F4...
Name: Michael Philip
Title: Director

NATDOCS\87716090\V-1